Exhibit 5.1


                      David  M.  Loev,
                      Attorney at Law
                      2777  Allen  Parkway
                      Suite  1000
                      Houston,  Texas  77019
                      713-524-4110  PHONE
                      713-524-4122  FACSIMILE


February 17, 2006

Data Call Technologies
600 Kenrick, Suite B-12
Houston, Texas 77060

Re:  Form SB-2 Registration Statement

Gentlemen:

You have requested that we furnished you our legal opinion with respect to the legality of the following described securities of Data Call Technologies (the "Company") covered by a Form SB-2 Registration Statement, (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

1.   38,462,100  shares  of  common  stock,  $.001  par  value  (the  "Shares").

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation; as amended, Bylaws, and the Minutes of its Board of Directors, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

Based on the foregoing, it is our opinion that the Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.


                                         Sincerely,
                                         David  M.  Loev


                               /s/  David  M.  Loev,  Attorney  at  Law

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